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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Friday, February 6, 2004



         WORLD POKER TOUR ON NBC SCORES OPPOSITE SUPER BOWL PREGAME SHOW
                    NETWORK DEBUT OF WPT RACKS UP 3.0 RATING

MINNEAPOLIS (FEBRUARY 6, 2004) -- The debut of the WORLD POKER TOUR on network television proved to be an unqualified success. Establishing that the public's growing appetite for the World Poker Tour has only just begun to be tapped, THE TRAVEL CHANNEL WORLD POKER TOUR BATTLE OF CHAMPIONS on NBC scored a whopping 3.0 overnight rating on Sunday, watched by more than ten million estimated viewers.

Second only to the Super Bowl pre-game show in the 4-6 p.m. (ET) time slot, The World Poker Tour showed that its ratings juggernaut on The Travel Channel is no fluke. The network debut of the skillfully crafted series that has taken the nation by storm scored so impressively that it will drive momentum for the launch of the World Poker Tour's second season March 3 on The Travel Channel.

"I think this is another important step in establishing the World Poker Tour as the next major televised sports sensation," said WPT founder, producer and CEO Steve Lipscomb. "As our audience grows, so does the excitement about the sport."

"It's not just about poker." Lipscomb says, "It's about the WPT's brand of televised poker, which is driving America's passion for the game. It's about how we tell the story, build the drama and make the viewer feel that he is sitting in the seat making the million-dollar decision. Our mix of the WPT Cam to reveal players' hole cards, 17 cameras, expert commentary, top quality production values, and that magic thing that happens in the editing room all combine to make this show a hit. The World Poker Tour continues to set the standard for poker on television."

The World Poker Tour, launched in March 2003, has transformed poker into a televised mainstream sports sensation, creating record-setting ratings and capturing millions of new fans for America's favorite card game. Conceived by Lipscomb and co-owned by Lakes Entertainment of Minneapolis, a leader in management of Indian gaming casinos, The World Poker Tour was the first show to raise televised poker to the level of true entertainment.

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The blockbuster series--the highest rated in the history of the Travel Channel--
has riveted the nation's TV viewers thanks to its hallmarks--a blend of high caliber sports-style production shot from 17 different camera angles, expert commentary, cliffhanging "reality TV" drama and the WPT's signature "ace in the hole"--its revolutionary WPT Cams, that reveal the players' hidden cards.

Continuing its tradition of innovation, the WPT unveiled its new one-minute clock on the NBC broadcast, compelling players to call, raise or toss in their hands before 60 seconds. If they failed to heed the clock, the rim of the poker table would light up in red, signaling the player's hand was dead. It added a new level of excitement to the game, already filled with high stakes drama.

THE TRAVEL CHANNEL WORLD POKER TOUR BATTLE OF CHAMPIONS proved to be a worthy network debut, as six of the tournament champions from the WPT's first season faced off in a tense two-hour confrontation. The final four-- Cinderella-story amateur Juha Helppi, Howard "the Professor" Lederer, Costa Rican champion Jose Rosenkrantz, and retired businessman Ron Rose--demonstrated high stakes poker at its best. The player with the best cards didn't necessarily win the hand. Victory often went to the most wily--and sometimes the luckiest -- player at the table.

"Billy Campbell and the Travel Channel deserve a lot of credit for the gamble they took on the World Poker Tour," said Lipscomb. "And, John Miller at NBC had the vision to counter program the Super Bowl pre-game with the new great American pastime -- poker. What a remarkable, amazing success. I personally hope we can do the same thing every year."

"We are looking forward to a fantastic second season and know that the fans will follow us to our Wednesday Poker Nights on the Travel Channel. We feel the future of the WPT is unlimited and we cannot be more excited by this tremendous shot in the arm."

In addition to The World Poker Tour series every Wednesday, the WPT will also air three more Hollywood Home Game specials on Sunday nights in the spring, featuring top name celebrities playing for a $25,000-seat in the WPT Championship and for charity. The WPT was also the first show to spotlight top women professionals in its Ladies' Night tournament, broadcast in December.

The WORLD POKER TOUR airs regularly on Wednesday nights at 9 p.m. ET/PT on The Travel Channel. In the WPT's second season, an extraordinary $30 million will be up for grabs. To play in a WORLD POKER TOUR event, go to www.worldpokertour.com http://www.worldpokertour.com for the complete 2003-2004 Tournament Schedule and casino contacts.

ABOUT THE WORLD POKER TOUR

The WORLD POKER TOUR, a global series of tournaments united under one banner, much like professional golf, has vastly widened the television audience for poker by injecting high concept, cutting-edge television production values into the dramatic world of high-stakes, upscale, tournament poker. By projecting poker's true image - a stylish and exhilarating sport combining cunning, skill and nerve played by unique personalities of all ages, gender and background - TV fans have become addicted to the televised action. Revolutionary technology revealing players' hidden cards and expert commentary from poker icons Mike Sexton and Vince Van Patten enables viewers to feel like they are in the seat - making million-dollar decisions on every hand. Host Shana Hiatt explains the game and explores the 14 luxurious locales that make up the WORLD POKER TOUR. Scoring some of the highest ratings in the history of the Travel Channel, the show continues to capture new fans, as well as to captivate many of the nation's 50 million poker enthusiasts. The WORLD POKER TOUR airs on the Travel Channel at 9 p.m. ET/PT every Wednesday night. The Travel Channel is the only television network devoted exclusively to travel entertainment. Capturing the fascination, freedom and fun of travel, the Travel Channel delivers



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insightful stories from the world's most popular destinations and inspiring diversions. Travel Channel is available in 74 million homes nationwide and is a service of Discovery Networks, U.S. For more information, go to www.worldpokertour.com http://www.worldpokertour.com. For media photos, go to www.press.discovery.com http://www.press.discovery.com.

The World Poker Tour is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc., which owns approximately 80% of WPT. Lakes currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".



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         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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Editors Note: World Poker Tour downloadable photos are available at
www.worldpokertour.com

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